UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2008
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13357	84-0835164
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 30, 2008, Royal Gold, Inc. (“Royal Gold”), High Desert Mineral Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Royal Gold (“High Desert”, collectively with Royal Gold, the “Borrowers”), and RG Mexico, Inc., a Delaware corporation and a wholly-owned subsidiary of Royal Gold (“RG Mexico”), entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with HSBC Bank USA, National Association, as administrative agent and a lender (“HSBC”), and Scotiabanc, Inc. as a lender (“Scotia”, collectively with HSBC, the “Lenders”). The Credit Agreement amends and restates the Second Amended and Restated Loan Agreement between the Borrowers and HSBC dated January 5, 2007 (the “Prior Credit Agreement”). The Credit Agreement provides the Borrowers a $125 million revolving credit facility with a maturity date of October 30, 2013. Borrowings under the credit facility will bear interest at a floating rate of LIBOR plus a spread ranging from 1.75% to 2.25%, based on the Borrowers’ leverage ratio (as defined). Unlike the Prior Credit Agreement, availability under the Credit Agreement is not limited by a borrowing base formula.
The royalties securing the Credit Agreement consist of the GSR1, GSR2, GSR3, and NVR1 royalties at the Pipeline Mining Complex and the royalties at SJ Claims, Leeville, Robinson, Dolores, Peñasquito and Mulatos (the “Collateral Royalties”). In addition to the Collateral Royalties, the credit facility is secured by (1) 100% of Royal Gold’s equity interests in High Desert and RG Mexico and (2) substantially all of the present and future personal property and assets of the Borrowers and RG Mexico. Other than the Collateral Royalties, no other royalties held by Royal Gold or any of its subsidiaries currently secure the credit facility. The Credit Agreement is guaranteed by RG Mexico.
The Credit Agreement contains covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur debt or liens, dispose of assets, enter into transactions with affiliates, make certain investments or consummate certain mergers, as well as a cross default provision to certain other permitted debt and royalty contracts pertaining to the Collateral Royalties. In addition, the Credit Agreement contains financial covenants relating to, among other things: (1) maintaining a leverage ratio (as defined) of 3.0 to 1.0 or less, (2) maintaining a minimum consolidated net worth (as defined) of not less than a base amount that increases according to cumulative positive net income, (3) maintaining an interest coverage ratio (as defined) of at least 3.0 to 1.0, (4) maintaining a current ratio (as defined) of at least 1.5 to 1.0 and (5) maintaining a facility coverage ratio (as defined) of at least 1.25 to 1.0. If the Borrowers do not comply with the various covenants under the Credit Agreement, the Lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the credit facility and foreclose on the collateral.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 8.01. Other Events.
          On Friday, October 31, 2008, Royal Gold announced the entry into the Credit Agreement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated October 31, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL GOLD, INC.

Date: October 31, 2008	By: Name:	/s/ Bruce C. Kirchhoff Bruce C. Kirchhoff
	Title:	Vice President and General Counsel

Exhibit Index
Exhibit No.
99.1	Press Release dated October 31, 2008.